Cardiff Oncology Reports First Quarter 2025 Results and Provides Business Update

- Completed enrollment in randomized Phase 2 CRDF-004 trial evaluating onvansertib + standard of care for the treatment of first-line RAS-mutated metastatic colorectal cancer (“mCRC”) -

- Expanded intellectual property portfolio with second patent covering treatment of all bev-naïve patients, including RAS-mutated and RAS wild-type mCRC, across all lines of therapy -

- Cash and investments of $79.9 million as of March 31, 2025, projected runway into Q1 2027 -

SAN DIEGO, May 8, 2025 -- Cardiff Oncology, Inc. (Nasdaq: CRDF), a clinical-stage biotechnology company leveraging PLK1 inhibition to develop novel therapies across a range of cancers, today announced financial results for the first quarter ended March 31, 2025, and provided a business update.

“Our lead program for onvansertib has remained on track in 2025 with the successful completion of enrollment in our trial in first-line RAS-mutated mCRC, underscoring our deep commitment to serving a patient population that has seen no therapeutic advancements in decades,” said Mark Erlander, Chief Executive Officer of Cardiff Oncology. “Furthermore, we expanded our intellectual property portfolio through the issuance of a second patent covering all mCRC, regardless of tumor mutational status, across all lines of therapy. As we continue to generate clinical data and move toward regulatory discussions with the FDA, we remain focused on our mission to deliver a transformative therapy that could redefine the standard of care for RAS-mutated mCRC and for other cancers.”

Upcoming expected milestones

•
Additional clinical data from the ongoing CRDF-004 trial in mCRC expected in 1H 2025

Company highlights for the quarter ended March 31, 2025, and subsequent weeks include:

•
Announced completion of enrollment in Phase 2, randomized, CRDF-004 trial evaluating onvansertib + standard of care (SoC) for the treatment of first-line RAS-mutated mCRC
o
The Phase 2 CRDF-004 trial has reached the targeted enrollment of patients with first-line mCRC across 41 clinical sites in the U.S. Patients in the trial have mCRC and a documented KRAS or NRAS mutation with unresectable disease. Onvansertib is added to SoC consisting of FOLFIRI plus bevacizumab (bev) or FOLFOX plus bev. Patients are randomized to either 20mg of onvansertib plus SoC, 30mg of onvansertib plus SoC, or SoC alone. The primary endpoint is objective response rate (ORR), and the secondary endpoints include progression-free survival (PFS), duration of response (DOR) and safety.
•
Announced a second patent issuance from the United States Patent and Trademark Office (USPTO) for the treatment of mCRC for bev-naïve patients
o
U.S. patent No. 12,263,173 has an expiration date of no earlier than 2043. The claims of the new patent cover the method of using onvansertib in combination with bev in any line of therapy for the treatment of mCRC patients who have not previously been treated with bev.

The newly issued patent encompasses all mCRC patients, with RAS-mutated or RAS wild-type mCRC.

First Quarter 2025 Financial Results:

Liquidity, cash burn, and cash runway

As of March 31, 2025, Cardiff Oncology had approximately $79.9 million in cash, cash equivalents, and short-term investments.

Net cash used in operating activities for the first quarter of 2025 was approximately $12.8 million, an increase of approximately $5.1 million from $7.7 million for the same period in 2024.

Based on its current expectations and projections, the Company believes its current cash resources are sufficient to fund its operations into Q1 2027.

Operating results

Total operating expenses were approximately $14.5 million for the three months ended March 31, 2025, an increase of $3.4 million from $11.1 million for the same period in 2024. The increase in operating expenses was primarily due to costs associated with our CRDF-004 clinical trial, other clinical programs and outside service costs related to the development of our lead drug candidate, onvansertib, as well as professional fees related to strategic advisory services.

About Cardiff Oncology, Inc.

Cardiff Oncology is a clinical-stage biotechnology company leveraging PLK1 inhibition, a well-validated oncology drug target, to develop novel therapies across a range of cancers. The Company's lead asset is onvansertib, a PLK1 inhibitor being evaluated in combination with standard of care (SoC) therapeutics in clinical programs targeting indications such as RAS-mutated metastatic colorectal cancer (mCRC), as well as in ongoing investigator-initiated trials in metastatic pancreatic ductal adenocarcinoma (mPDAC), small cell lung cancer (SCLC) and triple negative breast cancer (TNBC). These programs and the Company's broader development strategy are designed to target tumor vulnerabilities in order to overcome treatment resistance and deliver superior clinical benefit compared to the SoC alone. For more information, please visit https://www.cardiffoncology.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using words such as "anticipate," "believe," "forecast," "estimated" and "intend" or other similar terms or expressions that concern Cardiff Oncology's expectations, strategy, plans or intentions. These forward-looking statements are based on Cardiff Oncology's current expectations and actual results could differ materially. There are several factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidate; results of preclinical studies or clinical trials for our product candidate could be unfavorable or delayed; our need for additional financing; risks related to business interruptions, including the outbreak of COVID-19 coronavirus and cyber-attacks on our information technology infrastructure, which could seriously harm our financial condition and increase our costs and expenses; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that our product candidate will be utilized or prove to be commercially successful. Additionally, there are no guarantees that future clinical trials will be completed or successful or that our product candidate will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Cardiff Oncology's Form 10-K for the year ended December 31, 2024, and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Cardiff Oncology does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Cardiff Oncology Contact:

James Levine

Chief Financial Officer

858-952-7670

jlevine@cardiffoncology.com

Investor Contact:

Kiki Patel, PharmD

Gilmartin Group

332-895-3225

kiki@gilmartinir.com

Media Contact:

Meghan Bianco

Taft Communications

609-544-5446

Meghan.bianco@rfbinder.com

Cardiff Oncology, Inc.

Condensed Statements of Operations

(in thousands, except for per share amounts)

	Three Months Ended March 31,
	2025	2024
Royalty revenues	$109	$205
Costs and expenses:
Research and development	10,477	8,008
Selling, general and administrative	4,014	3,130
Total operating expenses	14,491	11,138

Loss from operations	(14,382)	(10,933)

Other income (expense), net:
Interest income, net	941	926
Other income (expense), net	7	(4)
Total other income (expense), net	948	922

Net loss	(13,434)	(10,011)

Preferred stock dividend	(6)	(6)

Net loss attributable to common stockholders	$(13,440)	$(10,017)

Net loss per common share — basic and diluted	$(0.20)	$(0.22)

Weighted-average shares outstanding — basic and diluted	66,524	44,678

Cardiff Oncology, Inc.

Condensed Balance Sheets

(in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$24,095	$51,470
Short-term investments	55,792	40,276
Accounts receivable and unbilled receivable	405	773
Prepaid expenses and other current assets	2,419	2,535
Total current assets	82,711	95,054
Property and equipment, net	805	898
Operating lease right-of-use assets	1,034	1,169
Other assets	257	69
Total Assets	$84,807	$97,190

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,629	$4,821
Accrued liabilities	8,946	7,897
Operating lease liabilities	716	710
Total current liabilities	13,291	13,428
Operating lease liabilities, net of current portion	640	813
Total Liabilities	13,931	14,241

Stockholders’ equity	70,876	82,949
Total liabilities and stockholders’ equity	$84,807	$97,190